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                                                                  EXHIBIT 23.1

                     CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-28277 and No. 333-46691) of Puma Technology, Inc. of our report dated August 24, 1998 appearing on page 31 of the Annual Report to Stockholders which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 26 of this Form 10-K.

/s/ PricewaterhouseCoopers LLP

San Jose, California
November 11, 1998